                              __________ Shares

                               CRIIMI MAE INC.

                                Common Stock

                           UNDERWRITING AGREEMENT
                           ----------------------

                                                                  March __, 1994


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CS FIRST BOSTON CORPORATION

OPPENHEIMER & CO., INC.

ADVEST, INC.

LEGG MASON WOOD WALKER, INCORPORATED

  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      140 Broadway
      New York, New York  10005

Dear Sirs:

          CRIIMI MAE Inc., a Maryland corporation (the "Company") proposes to issue and sell to the several Underwriters (as defined below) an aggregate of _______ shares (the "Firm Shares") of its common stock, par value $.01 per share ("Common Stock"). The Company also proposes to issue and sell to the several Underwriters not more than an additional _______ shares of its Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares.

          1.  Registration Statement and Prospectus.  The Company has prepared
              -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on

Form S-3 including a prospectus relating to the Shares, which has been and may be amended. The registration statement as amended at the time when it becomes effective, including (i) information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and
(ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, is hereinafter referred to as the Registration Statement; and the prospectus (including the documents incorporated by reference therein) in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".

          2.   Agreements to Sell and Purchase.  Upon the basis of the
               -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a price per share of $__________ (the "Purchase Price"), the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to ______ Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase any Additional Shares by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. The Representatives shall give such notice on behalf of the Underwriters and the notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given.
If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional

Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the principal executive officers of the Company listed on Annex 1 pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

          3.   Terms of Public Offering.  The Company is advised by you that the
               ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the Underwriters of and
               --------------------
payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the fifth business day (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement between the Representatives and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House funds to the order of the Company.

          5.   Agreements of the Company.  The Company agrees with you:
               -------------------------

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process.

          (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i)  During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all uncon-solidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes (other than, except as provided in clauses (iii) and (iv) of this paragraph (k), the fees, costs and expenses of counsel for the Underwriters) incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any reasonable disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) the listing of the Shares on the New York Stock Exchange (the "NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amend-ments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company of its other obligations under the Agreement.

          (l) To use its best efforts to cause the Shares to be listed on the NYSE and maintain the listing of the Common Stock on the NYSE for a period of five years after the effective date of the Registration Statement.

          (m) To apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (n) To use its best efforts to continue to meet the requirements to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

          (o) To use its best efforts to (i) do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) satisfy all conditions precedent to the delivery of the Shares.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) (i) on the effective date and at all times subsequent thereto to and including the Closing Date, the Registration Statement and any amendments thereto complied or will comply in all material respects with the provisions of the Act and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) on the date the Prospectus is first used and at all times subsequent thereto to and including the Closing Date, the Prospectus and any supplements thereto did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein;

     and (iii) the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission or as subsequently amended, complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and on the Closing Date or Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act.

          (c) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (d) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as set forth in the Prospectus, are owned by the Company. The capital stock of each such subsidiary owned by the Company is owned by it free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (e) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (f) The authorized capital stock of the Company, including the Common Stock, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus. The Company has the authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (g) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture or any other evidence of indebtedness or in any other agreement or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

          (h) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, the 1934 Act and the securities or Blue Sky laws of the various states) and will not conflict with or violate, or constitute a breach of any of the terms or provisions of, or a default under, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture or any other evidence of indebtedness or any other agreement or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or (iii) any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property, except, in the case of clauses (ii) and (iii) of this paragraph (h), where such conflicts, breaches, defaults or violations would not result in a Material Adverse Effect.

          (i) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (j) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would result in any Material Adverse Effect.

          (k) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

          (l) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it uses its best efforts to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (m) Except as otherwise set forth in the Prospectus or such as would not result in a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable and other statutory liens, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which would result in any Material Adverse Effect and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

          (n) The Company and each of its subsidiaries maintains reasonably adequate insurance.

          (o) Arthur Andersen & Co. currently are independent public accountants with respect to the Company as required by the Act. Arthur Andersen & Co. were independent public accountants with respect to the

     Company as required by the Act for the 1991, 1992 and 1993 fiscal years of the Company.

          (p) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registra-tion Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (q) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (r) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (s) Since November 28, 1989, the Company's form of organization, share ownership and method of operation have satisfied, and the Company intends to continue to satisfy, for the taxable year ending December 31, 1994, the requirements of the Code for qualification of the Company as a "real estate investment trust"; and the Company's management believes that the nature and value of the Company's assets and the anticipated income of the Company for the taxable year ending December 31, 1994 will enable the Company to qualify as a real estate investment trust for that taxable year (subject to the continuing qualification of the Company's share ownership and the Company's filing of its federal income tax return for that taxable year and electing to be treated as a real estate investment trust).

          (t) Annex 3 hereto contains a complete and accurate list, as of the date hereof, of all material agreements and instruments of the Company.

          7.   Indemnification.  (a)  The Company agrees to indemnify and hold
               ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or sup-plemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                       --------
however, that as to any Preliminary Prospectus this indemnity agreement shall
- -------
not inure to the benefit of any Underwriter or any person controlling such Underwriter on account of any loss, claim, damage, liability, judgment or action arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to deliver a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities or judgments.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reason-ably satisfactory to such indemnified party, and payment of all fees and expenses of such counsel. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement, subject to Section 7(a). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Under-writers shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by H. William Willoughby and Elizabeth Flanagan, in their capacities as the President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a),
     (b) and (c) of this Section 8.

          (d) You shall have received on the Closing Date a certificate, dated the Closing Date, signed by H. William Willoughby and Elizabeth Flanagan, in their capacities as the President and Chief Financial Officer of the Company, respectively, to the effect that, to the best of their knowledge, after due inquiry:

               (i) neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

               (ii) the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to have such permits would not have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries; and

               (iii) Annex 3 hereto contains a complete and accurate list, as of such date, of all material agreements and instruments of the Company.

          (e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and to counsel for the Underwriters), dated the Closing Date, of Arent Fox Kintner Plotkin & Kahn, counsel for the Company to the effect that:

               (i) the Company and each of the subsidiaries identified on Annex 2 hereto (the

          "Subsidiaries) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as described in the Prospectus and to own, lease and operate its properties as described in the Prospectus;

               (ii) the Company and each of the Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction identified opposite the name of such company on Annex 2 hereto in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all of the outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, to the knowledge of such counsel, except as set forth in the Prospectus, are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

               (iv) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights pursuant to the Company's charter or by-laws or pursuant to any statutory rights or, to the knowledge of such counsel, otherwise;

               (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights pursuant to the Company's charter or by-laws or pursuant to any statutory rights or, to the knowledge of such counsel, otherwise;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

               (vii) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

               (viii) such counsel has been advised by the Commission that the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

               (ix) the statements under the captions "Taxation" in the Prospectus and Item 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (x) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, notes, indenture or any other evidence of indebtedness or in any other agreement or instrument identified on Annex 3 hereto, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for such violations or defaults which would not result in a Material Adverse Effect;

               (xi) the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regula-tory body, administrative agency or other governmental body of the United States of America or the State of Maryland (except as such may be required under the Act, the 1934 Act or other securities or Blue Sky laws) and will not violate or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or any of the Subsidiaries (B) any agreement, indenture or other instrument identified on Annex 3 hereto to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties are bound, or, (C) any United States or State of Maryland laws, or any administrative regulations or rulings or court decrees known to such counsel and applicable to the Company or any of the Subsidiaries or their respective properties, except, in the case of clauses (B) and
          (C) of this paragraph (xi), for such violations, breaches or defaults which would not result in a Material Adverse Effect;

               (xii) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of their respective property is subject which are required to be described in the Registration Statement or the Prospectus and are not so described, or any contracts or other documents which are required to be described in the Registration Statement or the Prospectus or are required to be filed as an exhibit to the Registration Statement which are not described or filed as required;

               (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xiv) to such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

               (xv) (1) as of the effective date of the Registration Statement, the date the Prospectus is first used and at all times subsequent thereto to and including the Closing Date, the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements, including any report of auditors and other financial or statistical data and information contained or incorporated by reference therein, as to which no opinion need be expressed) appeared on their faces to have complied or comply as to form in all material respects with the Act;

               (xvi) each document filed pursuant to the 1934 Act (other than the financial statements, including any report of auditors and other financial or statistical data and information contained or incorporated by reference therein, included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus appeared on their faces to have complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations; and

               (xvii) based upon review of such documents, certificates and records as counsel has deemed necessary to express its opinion, upon its discussions with management of the Company, independent accountants for the Company and with certain shareholders of the Company and based upon the facts set forth in the Registration Statement, certain assumptions and certain representations made to it by the Company's management and by certain of its shareholders, counsel is of the view that, as of the date of its opinion the Company's form of organization and its share ownership is such as to enable the Company to meet the requirements of the Code for qualifications as a real estate investment trust thereunder and that the Company's income, assets and method of operations have allowed it to qualify as a real estate investment trust for its taxable year ended December 31, 1989 and all years thereafter, and its currently contemplated future assets, income and method of operations should put it in a position to qualify to be treated as a real estate investment trust for the calendar year 1994.

          Such opinion shall additionally state that such counsel have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus were discussed, and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no view with respect to the financial statements, including the auditors' reports thereon, or other financial or statistical data included or incorporated by reference in the Registration Statement or Prospectus.

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi), and (viii), and in the last paragraph of paragraph (e) of this Section 8. In giving such opinion with respect to the matters covered by clauses (v) and (vi) such counsel may rely on local counsel. In giving such opinion with respect to the matters covered by the last paragraph of paragraph (e) of this Section 8 such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinions of Arent Fox Kintner Plotkin & Kahn and Weil, Gotshal & Manges described in paragraphs (e) and (f) above shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Arthur Andersen & Co. and Coopers & Lybrand, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Arthur Andersen & Co. and Coopers & Lybrand on the date of this Agreement.

          (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (i) The Common Stock currently outstanding is listed on the NYSE, and the Shares are duly authorized for listing on the NYSE, subject to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          9.   Effective Date of Agreement and Termination. This Agreement shall
               -------------------------------------------
become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or any of the Subsidiaries or the earnings, affairs, or business prospects of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the NYSE, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares
                       --------
or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company; provided, however, that if such default occurs with respect to the Additional
- --------  -------
Shares on the Option Closing Date, this Agreement will not terminate as to the Firm Shares. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Information Supplied by Underwriters.  The statements set forth
               ------------------------------------
in the last paragraph on the front cover page and under the heading "Underwriting" in any preliminary prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 6(a) and 7 hereof. The Underwriters confirm that such statements (to such extent) are correct in all material respects.

          11.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows:

          (a) if to the Company, to CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Jay R. Cohen, with a copy to the Office of the General Counsel, and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (excluding any termination pursuant to clauses (ii), (iii), (iv), (v) or (vi) of Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons and indemnified parties referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    CRIIMI MAE Inc.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

CS FIRST BOSTON CORPORATION

OPPENHEIMER & CO., INC.

ADVEST, INC.

LEGG MASON WOOD WALKER, INCORPORATED

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


     By:_________________________
        Name:
        Title:

                                 SCHEDULE I
                                 ----------

                                        Number of Firm Shares
     Underwriters                          to be Purchased
     ------------                       ---------------------
Donaldson, Lufkin & Jenrette
  Securities Corporation


CS First Boston Corporation

Oppenheimer & Co., Inc.

Advest, Inc.

Legg Mason Wood Walker, Incorporated


                                             --------------
                                        Total
                                             ==============

                                    ANNEX 1


                         REQUIRED STOCKHOLDER LOCK-UPS
                         -----------------------------


William B. Dockser

H. William Willoughby

Frederick J. Burchill

Jay R. Cohen

Elizabeth O. Flanagan

                                    ANNEX 2

                                  SUBSIDIARIES
                                  ------------


CRI Liquidating REIT, Inc.

CRIIMI, Inc.

                                    ANNEX 3

                MATERIAL AGREEMENTS, BONDS, NOTES OR INDENTURES
                -----------------------------------------------


1) Amended and Restated Credit Agreement dated December 22, 1992 in the amount of $100,000,000 among CRI Insured Mortgage Association, Inc. ("CRIIMI MAE"), Signet Bank/VA and certain listed banks.

2) Amended and Restated Collateral Pledge Agreement dated December 31, 1991 and restated as of December 29, 1992 between CRIIMI MAE, Signet Bank/VA, and certain listed banks.

3) First Amendment to Amended and Restated Credit Agreement dated April 29, 1993 between CRIIMI MAE, Signet Bank/VA and Westpac Banking Corporation.

4) Second Amendment to Amended and Restated Credit Agreement dated June 30, 1993 among CRIIMI MAE, Signet Bank/VA and Westpac Banking Corporation.

5) Third Amendment to Amended and Restated Credit Agreement dated September 14, 1993, among CRIIMI MAE, Signet Bank/VA and Westpac Banking Corporation.

6) Committed Master Repurchase Agreement dated April 30, 1993, between CRIIMI MAE and Nomura Securities International, Inc.

7) Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates dated April 30, 1993 between CRIIMI MAE and Nomura Capital Asset Corp.

8) Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates dated November 30, 1993, between CRIIMI MAE and Nomura Capital Asset Corp.

9) Committed Master Repurchase Agreement dated November 30, 1993 between CRIIMI MAE and Nomura Securities International, Inc.

10) CRI Insured Mortgage Association, Inc. Advisory Agreement dated November 21, 1989 between CRIIMI MAE and CRI Insured Mortgage Association Advisor Limited Partnership.

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

11) First Amendment to CRI Insured Mortgage Association, Inc. Advisory Agreement dated June 1, 1993, between CRIIMI MAE and CRI Insured Mortgage Association Advisor Limited Partnership.

12) Revolving Credit Agreement dated February 28, 1994 among CRIIMI MAE, Canadian Imperial Bank of Commerce, CIBC Inc., National Australia Bank, Limited, Signet Bank/VA and Chemical Bank, as Collateral Agent.

13) Security Agreement dated February 28, 1994 among CRIIMI MAE, Canadian Imperial Bank of Commerce, CIBC Inc., National Australia Bank, Limited, Signet Bank/VA and Chemical Bank, as Collateral Agent.

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